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                                  EXHIBIT 17(a)

                                IDEX MUTUAL FUNDS
                               FORM OF PROXY CARD












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                                IDEX MUTUAL FUNDS

                      IDEX PBHG TECHNOLOGY & COMMUNICATIONS

        PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS on February 12, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


The undersigned hereby appoint(s) John K. Carter and Thomas R. Moriarty or either one of them, proxies, with full power of substitution, to vote all shares of IDEX PBHG Technology & Communications (the " Acquired Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of IDEX Mutual Funds at 570 Carillon Parkway, St. Petersburg, Florida 33716, on February 12, 2003 at 10:00 a.m., local time, and at any adjournment thereof.

This proxy will be voted as instructed. If no specification is made, the proxy will be voted "FOR" the proposal.

Please vote, date and sign this proxy and return it promptly in the enclosed envelope.

Please indicate your vote by an "x" in the appropriate box below.

PROXY VOTING INSTRUCTIONS

IDEX Mutual Funds encourages all shareholders to vote their proxies. We now provide the following convenient methods of voting:

1. PROXY CARD: Complete, sign, date and return the proxy card attached below in the enclosed postage-paid envelope; or INSTEAD vote by

2.     TELEPHONE;

3.     INTERNET; or

4.     FACSIMILE

by following the enclosed instructions. If you choose to vote by telephone, via the Internet or by facsimile, DO NOT return your proxy card, unless you later decide to change your vote.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

1. To approve a Plan of Reorganization providing for the acquisition of all of the assets and liabilities of IDEX PBHG Technology & Communications (the "Acquired Fund") by IDEX PBHG Mid Cap Growth (the "Acquiring Fund") solely in exchange for shares of Acquiring Fund, followed by the complete liquidation of Acquired Fund.

                For             Against              Abstain
                [ ]               [ ]                  [ ]

This proxy must be signed exactly as your name(s) appears hereon. If as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add titles as such. Joint owners must each sign.



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Signature                                          Date

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Signature (if held jointly)                        Date



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